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Exhibit 99(a)(1)(c)

TYCO INTERNATIONAL LTD.

NOTICE OF WITHDRAWAL
OF SURRENDER OF
TYCO INTERNATIONAL LTD.
LIQUID YIELD OPTION™ NOTES DUE 2020
(ZERO COUPON-SENIOR)

CUSIP Nos.: 902124 AC 0 and 902124 AA 4

Pursuant to the Company Notice
dated October 17, 2003

        THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, NOVEMBER 17, 2003 (THE "PURCHASE DATE"). REGISTERED HOLDERS OF SECURITIES MUST DELIVER A PURCHASE NOTICE ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE PURCHASE DATE IN ORDER TO RECEIVE THE PURCHASE PRICE. SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE PURCHASE DATE. YOU MAY ALSO WITHDRAW SURRENDERED SECURITIES IF THE COMPANY HAS NOT YET ACCEPTED THEM FOR PAYMENT AFTER 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 16, 2003 (THE EXPIRATION OF 40 BUSINESS DAYS FROM THE DATE OF THE COMPANY NOTICE). HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The addresses of the Paying Agent are:

By Hand: U.S. Bank National Association West Side Flats Operations Center Corporate Trust Services 60 Livingston Avenue 1st Floor—Bond Drop Window St. Paul, MN 55107	By Registered or Certified Mail or Overnight Courier:
U.S. Bank National Association
West Side Flats Operations Center
Corporate Trust Services
60 Livingston Avenue
2nd Floor—Specialized Finance
St. Paul, MN 55107
or	or
U.S. Bank National Association Corporate Trust Services 100 Wall Street, Suite 1600 16th Floor—Bond Drop Window New York, NY 10005	U.S. Bank National Association Corporate Trust Services 100 Wall Street, Suite 1600 New York, NY 10005

        All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated October 17, 2003, and the accompanying Purchase Notice, of Tyco International Ltd., a company organized under the laws of Bermuda (the "Company" or "Tyco"), relating to the purchase by the Company, at the option of the holder thereof, of the Company's Liquid Yield Option™ Notes due 2020 (Zero Coupon-Senior) (the "Securities") for $775.66 per $1,000 principal amount at maturity of the Securities, subject to the terms and conditions of the Indenture and the Option Materials.

        This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Put Option if (i) Securities have been previously surrendered to the Paying Agent by the delivery of a Purchase Notice, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent's account at the Depository Trust Company ("DTC") pursuant to the book-entry transfer procedures described under the caption "Procedures to be Followed by Holders Electing to Surrender Securities for Purchase" in the Company Notice.

Ladies and Gentlemen:

        The undersigned hereby withdraws the undersigned's surrender for purchase to the Company of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Company Notice.

        The undersigned understands that the withdrawal of Securities previously surrendered in this Put Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned's Purchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

        All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

*  *  *

DESCRIPTION OF SECURITIES BEING WITHDRAWN
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Securities)(1)	Securities Being Withdrawn (Attach additional signed list, if necessary)
	Security Certificate Number(s)(2)	Principal Amount Represented Securities	Principal Amount Being Withdrawn(2)(3)

Total Amount Being Withdrawn

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent's record of registered holders or, if surrendered by a DTC participant, exactly as such participant's name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if Securities are being surrendered by book-entry transfer.
(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.

  METHOD OF DELIVERY

☐	CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF SECURITIES WERE OR ARE TO BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:
Name of Surrendering Institution:
Address:
Telephone (with international dialing code):
Facsimile (with international dialing code):
Contact Person:	Date Surrendered:
DTC Account Number:	Transaction Code Number:

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  SIGNATURE
  (To Be Completed by All Registered Holders of Securities Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer's full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)
Dated:	, 2003
Name(s):
(Please Print)
Capacity (full title):
Address(es):
(Include Zip Code)
Area Code(s) and Telephone Number(s):

The Guarantee Below Must Be Completed in Accordance with the Instructions

  GUARANTEE OF SIGNATURE(S)

Authorized Signature:
Name:
Title:
Name of Eligible Institution:
Address:
(Include Zip Code)
Area Code and Telephone Number:
Dated:	, 2003

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TYCO INTERNATIONAL LTD. NOTICE OF WITHDRAWAL OF SURRENDER OF TYCO INTERNATIONAL LTD. LIQUID YIELD OPTION™ NOTES DUE 2020 (ZERO COUPON-SENIOR) CUSIP Nos.: 902124 AC 0 and 902124 AA 4 Pursuant to the Company Notice dated October 17, 2003
The addresses of the Paying Agent are